Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated May 13, 2010 with respect to the consolidated financial statements of Muni Funding Company of America, LLC contained in this Amendment No. 2 to the Registration Statement and Prospectus on Form S-1. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
November 8, 2010